As filed with the Securities and Exchange Commission on March 18, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HF Sinclair Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-2092143
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2828 N. Harwood, Suite 1300	Vaishali S. Bhatia
Dallas, Texas 75201	Senior Vice President, General Counsel and Secretary
(214) 871-3555	HF Sinclair Corporation
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)	2828 N. Harwood, Suite 1300 Dallas, Texas 75201 (214) 871-3555
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Agent for Service)

Copy to:

Katherine Terrell Frank

Vinson & Elkins L.L.P.

Trammell Crow Center

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

(214) 220-7700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

PROSPECTUS

HF Sinclair Corporation

60,230,036 SHARES OF COMMON STOCK OFFERED BY THE SELLING STOCKHOLDER

The shares of common stock, par value $0.01 per share, of HF Sinclair Corporation (“common stock”) may be offered from time to time, in one or more offerings, by the selling stockholder named in this prospectus or in any supplement to this prospectus or any transferee, assignee or other successor-in-interest that received shares of common stock from the selling stockholder (collectively, the “selling stockholder”). We will not receive any proceeds from the sale of these shares of common stock by the selling stockholder.

The selling stockholder may offer and sell these shares of common stock in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus provides you with only a general description of these shares of common stock and the manner in which the selling stockholder will offer these shares of common stock. The specific terms of any shares of common stock that the selling stockholder offers will, if not included in this prospectus or information incorporated by reference herein, be included in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “DINO.” The last reported sales price of our common stock on the NYSE on March 17, 2022 was $36.06 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 3 of this prospectus, as well as those contained in any accompanying prospectus supplement and the documents incorporated by reference herein or therein, for a discussion of factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 18, 2022.

References herein to HF Sinclair Corporation (“HF Sinclair”) include HF Sinclair and its consolidated subsidiaries. “Our,” “we” and “us” as used in this prospectus refer only to HF Sinclair Corporation and its consolidated subsidiaries or to HF Sinclair or to an individual subsidiary, as the context requires. References to “HollyFrontier” mean HollyFrontier Corporation, a wholly owned subsidiary of HF Sinclair, and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, the selling stockholder may from time to time offer and sell up to 60,230,036 shares of our common stock.

This prospectus provides you with a general description of the shares of common stock that are registered hereunder that may be offered by the selling stockholder. The specific terms of the shares of common stock that the selling stockholder offers, if not included in this prospectus or information incorporated by reference herein, will be provided in a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Any prospectus supplement may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the Commission. Therefore, before you invest in our common stock, you should carefully read this prospectus and any prospectus supplement relating to the common stock offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement).

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling stockholder has authorized anyone to provide you with different information. The selling stockholder is offering to sell the common stock only in jurisdictions where offers and sales are permitted. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

On March 14, 2022, HollyFrontier Corporation, a Delaware corporation (“HollyFrontier”) completed a holding company merger pursuant to Section 251(g) of the Delaware General Corporation Law whereby Parent Merger Sub (as defined below) merged with and into HollyFrontier, with HollyFrontier surviving such merger (the “HFC Merger”) as a direct, wholly owned subsidiary of HF Sinclair Corporation, a Delaware corporation (“HF Sinclair”) and all of HollyFrontier’s outstanding shares were automatically converted into equivalent corresponding shares of HF Sinclair. Pursuant to the HFC Merger, HF Sinclair became the successor issuer to HollyFrontier pursuant to Rule 12g-3(a) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and replaced HollyFrontier as the public company trading on the NYSE under the ticker symbol “DINO.”

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THE COMPANY

We are principally an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel, specialty lubricant products and specialty and modified asphalt. Our predecessor, HollyFrontier, was incorporated in Delaware in 1947. On March 14, 2022, HollyFrontier completed the HFC Merger, whereby Parent Merger Sub merged with and into HollyFrontier, with HollyFrontier surviving the HFC Merger as a direct, wholly owned subsidiary of HF Sinclair, and all of HollyFrontier’s outstanding shares were automatically converted into equivalent corresponding shares of HF Sinclair. Pursuant to the HFC Merger, HF Sinclair became the successor issuer to HollyFrontier pursuant to Rule 12g-3(a) under the Exchange Act and replaced HollyFrontier as the public company trading on the NYSE under the ticker symbol “DINO.”

Our operations are currently organized into five segments: (a) refining, (b) marketing, (c) renewables, (d) lubricants and specialty products and (e) midstream. We own and operate seven petroleum refineries having a combined crude oil processing capacity of 678,000 barrels per day. Our refineries are located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah, and we market our refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. We supply high-quality fuels to more than 1,300 Sinclair branded stations and license the use of the Sinclair brand at more than 300 additional locations throughout the country. In addition, our subsidiaries produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries. Through our subsidiaries, we produce renewable diesel at two of our facilities in Wyoming. We also own a 47% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HF Sinclair subsidiaries.

Our principal corporate offices are located at 2828 N. Harwood, Suite 1300, Dallas, Texas 75201 and our telephone number is (214) 871-3555.

The HFC Transactions

On March 14, 2022 (the “Closing Date”), pursuant to that certain Business Combination Agreement, dated as of August 2, 2021 (as amended on March 14, 2022, the “Business Combination Agreement”), by and among HollyFrontier, HF Sinclair, Hippo Merger Sub, Inc., a wholly owned subsidiary of HF Sinclair (“Parent Merger Sub”), The Sinclair Companies (“Sinclair”), and Hippo Holding LLC, a wholly owned subsidiary of Sinclair (the “Target Company”), HF Sinclair completed its acquisition of the Target Company by effecting (a) the HFC Merger and (b) immediately following the HFC Merger, a contribution whereby Sinclair contributed all of the equity interests of the Target Company to HF Sinclair in exchange for shares of HF Sinclair, resulting in the Target Company becoming a direct wholly owned subsidiary of HF Sinclair (together with the HFC Merger, the “HFC Transactions”). HF Sinclair issued 60,230,036 shares of HF Sinclair common stock to Sinclair, representing 26.98% of the pro forma equity of HF Sinclair with a value of approximately $2,149 million based on HollyFrontier’s fully diluted shares of common stock outstanding and closing stock price on March 11, 2022. Of these 60,230,036 shares of HF Sinclair common stock, 2,570,000 shares are currently held in escrow to secure Sinclair’s obligations under Section 6.22 of the Business Combination Agreement. Additionally, on the Closing Date, Holly Energy Partners, L.P., a Delaware limited partnership (“HEP”), completed its acquisition of Sinclair’s integrated crude and refined products midstream business. HEP issued 21,000,000 common limited partner units and paid cash consideration of $321.4 million, inclusive of working capital adjustments, in exchange for all the outstanding equity interests of Sinclair Transportation Company (the “HEP Transaction” and together with the HFC Transactions, the “Sinclair Transactions”).

Stockholders Agreement

In connection with the Business Combination Agreement, HF Sinclair entered into a stockholders agreement (the “Stockholders Agreement”) by and among HF Sinclair, Sinclair and the stockholders of Sinclair (each a

“Stockholder” and collectively, the “Stockholders,” and along with Sinclair and each of their permitted transferees, the “Sinclair Parties”), which became effective at the closing of the HFC Transactions.

Pursuant to the Stockholders Agreement, the Sinclair Parties are entitled to nominate, and have nominated, (i) two persons to the our board of directors (the “Board of Directors”) at the Closing and for so long as the Sinclair Parties beneficially own common stock constituting not less than 15% of all of our outstanding common stock and (ii) one person to the Board of Directors for so long as the Sinclair Parties beneficially own less than 15% but more than or equal to 5% of all of our outstanding common stock.

The Stockholders Agreement subjects 45,172,527 of the shares of our common stock issued to the Sinclair Parties (“Restricted Shares”) to a “lock-up” period commencing on the Closing Date, with one-third of such Restricted Shares being released from such restrictions on the date that is six months after the Closing, one-third of the Restricted Shares being released from such restrictions on the first anniversary of the Closing Date, and the remainder being released from such restrictions on the date that is 15 months from the Closing Date. In addition, until the earliest to occur of (i) the date on which the Sinclair Parties beneficially own shares of our common stock constituting less than 5% of all of our outstanding common stock and (ii) the date on which a Change of Control (as defined in the Stockholders Agreement) occurs, the Sinclair Parties are prohibited from transferring the shares of our common stock owned by them to certain prohibited transferees, subject to certain permitted exceptions.

Further, we have agreed to file, within five business days following the Closing Date, a shelf registration statement under the Securities Act, to permit the public resale of all the registrable securities held by the Sinclair Parties and to use commercially reasonable efforts to cause such shelf registration statement to be declared effective. The registration statement of which this prospectus forms a part is being filed in accordance with the Stockholders Agreement.

The Sinclair Parties have also agreed to certain customary standstill provisions described in the Stockholders Agreement. The standstill provisions continue in effect until the earliest to occur of (i) the fourth anniversary of the Closing Date, (ii) the date on which the Sinclair Parties beneficially own shares of our common stock constituting less than 10% of all outstanding shares of our common stock, and (iii) the date on which a Change of Control occurs.

In addition, the Sinclair Parties have agreed to vote at any annual or special meeting of the stockholders all shares of our common stock held by them (i) in accordance with the Board of Director’s recommendations in respect of stockholder proposals and certain proposals submitted by us, including the ratification of our independent public accounting firm, “say-on-pay” votes, and proposals relating to an incentive compensation plan or a material amendment thereof, and (ii) with respect to each nominee for election to the Board of Directors, either (in their sole discretion) (A) in accordance with the Board of Director’s recommendation, or (B) in the same proportion as the votes cast by our stockholders who are not Sinclair Parties. The voting agreements will continue until the date on which the Sinclair Parties are no longer entitled to nominate a director to the Board of Directors.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the Commission (File No. 001-41325). Our filings with the Commission are available to the public through the Internet at the Commission’s website at http://www.sec.gov. You can also obtain information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

We make available free of charge on our Internet website at http://www.hfsinclair.com all of the documents that we file with the Commission as soon as reasonably practicable after we electronically file those documents with the Commission. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus unless specifically so designated and filed with the Commission.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to the documents we file with it. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede information in this prospectus and information previously filed with the Commission. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the Commission after the date of this prospectus.

We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of our common stock terminates or we have filed with the Commission an amendment to the registration statement of which this prospectus is a part that indicates that all common stock offered hereunder have been sold or that deregisters all common stock then remaining unsold (other than information furnished and not filed with the Commission):

•	HollyFrontier’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 23, 2022 (File No. 001-03876);

•	Current Report on Form 8-K12B of HF Sinclair, filed on March 14, 2022, as amended on March 16, 2022 (File No. 001-41325); and

•

the description of our common stock contained in Exhibit 4.1 to the Current Report on Form 8-K12B of HF Sinclair, filed on March 14, 2022 (File No. 001-41325), including any amendment or report filed for the purposes of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents. Requests for such documents or exhibits should be directed to:

HF Sinclair Corporation

Attn: Senior Vice President, General Counsel and Secretary

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

Telephone number: (214) 871-3555

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and some of the documents we incorporate by reference contain certain “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this prospectus or the documents we have incorporated herein or therein by reference, words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may” and similar expressions and statements regarding our plans and objectives for future operations are intended to identify forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. All statements concerning our expectations for future results of operations are based on forecasts for our existing operations and do not include the potential impact of any future acquisitions. Although we believe that such expectations reflected in such forward-looking statements are reasonable, we cannot assure you that our expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to:

•

our and HEP’s ability to successfully integrate the business acquired from Sinclair with our existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline;

•

risks relating to the value of our common stock and the value of HEP’s limited partner common units issued at the closing of the Sinclair Transactions from sales by the Sinclair Parties following the closing of the Sinclair Transactions;

•	the cost of litigation against us or HEP challenging the Sinclair Transactions;

•	our ability to successfully integrate the operation of the Anacortes, Washington (“Puget Sound”) refinery with our existing operations;

•

the demand for and supply of crude oil and refined products, including uncertainty regarding the effects of the continuing coronavirus (“COVID-19”) pandemic on future demand and increasing societal expectations that companies address climate change;

•	risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in our markets;

•	the spread between market prices for refined products and market prices for crude oil;

•	the possibility of constraints on the transportation of refined products or lubricant and specialty products;

•	the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the workforce or in response to reductions in demand;

•

the effects of current and/or future governmental and environmental regulations and policies, including the effects of current and/or future restrictions on various commercial and economic activities in response to the COVID-19 pandemic;

•	the availability and cost of our financing;

•	the effectiveness of our capital investments and marketing strategies;

•

our efficiency in carrying out and consummating construction projects, including our ability to complete announced capital projects, such as the construction of the Artesia renewable diesel unit and pretreatment unit, on time and within capital guidance;

•	our ability to timely obtain or maintain permits, including those necessary for operations or capital projects,

•	our ability to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations;

•	the possibility of terrorist or cyberattacks and the consequences of any such attacks;

•

uncertainty regarding the effects and duration of global hostilities and any associated military campaigns which may disrupt crude oil supplies and markets for refined products and create instability in the financial markets that could restrict our ability to raise capital;

•	general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States;

•	a prolonged economic slowdown due to the COVID-19 pandemic which could result in an impairment of goodwill and/or long-lived asset impairments; and

•	other financial, operational and legal risks and uncertainties detailed from time to time in our filings with the Commission.

All forward-looking statements included in this prospectus and all subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Other factors described herein, or factors that are unknown or unpredictable, could also have a material adverse effect on future results. You should not put undue reliance on any forward-looking statements. This summary discussion should be read in conjunction with the discussion of the known material risk factors and other cautionary statements under the heading “Risk Factors” included in this prospectus, any prospectus supplement, and in Item 1A of HollyFrontier’s Annual Report on Form 10-K for the year ended December 31, 2021, each incorporated by reference herein. The forward-looking statements speak only as of the date made and, other than as required by securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our common stock involves risks. Before you invest in our common stock, you should carefully consider those risk factors included below as well as in HollyFrontier’s Annual Report on Form 10-K for the year ended December 31, 2021, and HF Sinclair’s subsequently filed Annual Reports on Form 10-K, as supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and those that may be included in any applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HollyFrontier’s Annual Report on Form 10-K and HF Sinclair’s subsequent Quarterly Reports on Form 10-Q and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included or incorporated by reference in this prospectus, any prospectus supplement and the documents we incorporate by reference.

Sales by the selling stockholder of the shares of common stock that are covered by this prospectus could adversely affect the trading price of our common stock.

We are registering for resale an aggregate of 60,230,036 shares of common stock which are beneficially owned by the selling stockholder, which as of March 14, 2022 represented 26.98% of our outstanding shares of common stock. As previously discussed, the Stockholders Agreement subjects 45,172,527 of the shares of our common stock issued to the Sinclair Parties (also referred to as the “Restricted Shares”) to a “lock-up” period commencing on the Closing Date, with one-third of such Restricted Shares being released from such restrictions on the date that is six months after the Closing, one-third of the Restricted Shares being released from such restrictions on the first anniversary of the Closing Date, and the remainder being released from such restrictions on the date that is 15 months from the Closing Date.

Subject to certain exceptions, we are obligated to keep this prospectus current so that the shares of common stock held by the selling stockholder can be sold in the public market at any time, subject to the lock-up provisions in the Stockholders Agreement described above. Despite such lock-up provisions, the resale of all or a substantial portion of these shares of common stock in the public market, or the perception that these sales might occur, could cause the market price of our common stock to decrease and may make it more difficult for us to sell our equity securities in the future at a time and upon terms that we deem appropriate.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the offered shares by the selling stockholder.

DESCRIPTION OF OUR COMMON STOCK

We have summarized selected aspects of our common stock below. The summary is not complete. For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated by-laws, which are exhibits to the registration statement of which this prospectus is a part.

Common Stock

Our authorized common stock consists of 320,000,000 shares, par value $0.01 per share. Each share of common stock is entitled to participate equally in dividends as and when declared by our Board of Directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock.

Holders of our common stockholders are entitled to one vote for each share held on all matters submitted to them. Holders of our common stock do not have cumulative voting rights, meaning that holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.

If we liquidate or dissolve our business, whether voluntarily or involuntarily, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders, if any, receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

Anti-Takeover Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated by-laws, summarized below may have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for our common stock.

Preferred Stock

Our authorized preferred stock consists of 5,000,000 shares, par value $1.00 per share, issuable in series. Our Board of Directors can, without action by stockholders, issue one or more series of preferred stock. The Board of Directors can determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. In some cases, the issuance of preferred stock could delay or discourage a change in control of us.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

Stockholder Proposals and Director Nominations

Our stockholders can submit stockholder proposals and nominate candidates for our Board of Directors if the stockholders follow advance notice procedures described in our amended and restated by-laws. Generally, stockholders must submit a written notice between 90 and 120 days before the first anniversary of the date of our previous year’s annual stockholders’ meeting.

The notice must set forth specific information regarding the stockholder and the proposal or director nominee, as described in our amended and restated by-laws. These requirements are in addition to those set forth in the regulations adopted by the Commission under the Exchange Act.

Proxy Access

Our amended and restated by-laws permit a stockholder, or a group of up to 20 stockholders (with funds having specified relationships constituting a single stockholder), owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of our Board of Directors (rounded down to the nearest whole number), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our amended and restated by-laws and subject to the other terms and conditions set forth in our amended and restated by-laws. A stockholder’s proxy access notice must be submitted not less than 120 calendar days before the first anniversary of the date our proxy statement was released to stockholders for the previous year’s annual stockholders’ meeting.

Stockholder Meetings; Action by Written Consent

Pursuant to our amended and restated by-laws, special meetings of stockholders may be called by the Chief Executive Officer or at the request in writing of a majority of our Board of Directors, a majority of the Executive Committee of HF Sinclair, or of stockholders owning a majority of the outstanding shares of our common stock. At any special meeting of the stockholders, only such nominations or business may be conducted or considered as shall have been properly brought before the special meeting pursuant to the notice of meeting.

Our stockholders may act by written consent without a meeting, subject to the requirements in our amended and restated by-laws for setting a record date for the written consent. Any stockholder seeking to have the stockholders authorize or take corporate action must request that our Board of Directors fix a record date. Such notice must include the same information required for a stockholder proposal and be submitted to our Board of Directors as described in our amended and restated by-laws.

Size of Board and Vacancies; Removal

Our amended and restated by-laws provide that our Board of Directors consists of between three and fourteen directors, as determined by resolution of the Board of Directors. Directors are elected to hold office until the next annual meeting. Vacancies on our Board of Directors shall be filled by a majority of the directors then in office.

Our amended and restated by-laws provide that at any meeting of the stockholders called for the purpose any director may, by vote of stockholders entitled to cast a majority of the votes then entitled to vote in the election of directors, be removed from office with or without cause.

Delaware Anti-takeover Statute

We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). In general, Section 203 prevents us from engaging in a business combination with an “interested stockholder” (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless one of the following is satisfied:

•	before that person became a 15% stockholder, our Board of Directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination;

•

upon completion of the transaction that resulted in the stockholder’s becoming a 15% stockholder, the stockholder owned at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); and

•

after the transaction in which that person became a 15% stockholder, the business combination is approved by our Board of Directors and authorized at a stockholders’ meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder.

Under Section 203 of the DGCL, these restrictions do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of such directors.

Other Provisions

Our amended and restated by-laws provide that our amended and restated by-laws may be amended or repealed, or new by-laws may be adopted, only by the affirmative vote of the holders of not less than a majority of the stock issued and outstanding and entitled to vote at any regular or special meeting of the stockholders, if notice of the proposed alteration or amendment be contained in the notice of meeting, or by the affirmative vote of a majority of our Board of Directors.

Our amended and restated certificate of incorporation also provides that our Board of Directors is expressly authorized to amend or repeal our amended and restated by-laws.

Listing

Our common stock is listed on the NYSE and trades under the symbol “DINO.”

Transfer Agent and Registrar

EQ Shareowner Services is our transfer agent and registrar.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholder as to any plan of distribution. The selling stockholder may choose not to sell any of the common stock. The selling stockholder may sell the common stock offered pursuant to this prospectus and any accompanying prospectus supplement directly, through agents or to or through underwriters, brokers or dealers, in privately negotiated transactions, in a combination of any such methods of disposition, and through any other method permitted pursuant to applicable law. The selling stockholder may distribute the common stock offered pursuant to this prospectus and any accompanying prospectus supplement from time to time in one or more transactions at: a fixed price; market prices prevailing at the time of sale; prices related to prevailing market prices; at varying prices determined at the time of sale; or negotiated prices. The selling stockholder may make sales of our common stock on the NYSE or otherwise at prices and under terms prevailing at the time of sale, or at prices related to the then-current market price, at fixed prices, or in privately negotiated transactions. The selling stockholder may also distribute the common stock to its own stockholders.

In connection with sales of the common stock under this prospectus and subject to compliance with the Stockholders Agreement, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder also may engage in short sales, short sales against the box, puts and calls and other transactions in common stock, or derivatives thereof, and may sell and deliver their common stock in connection therewith, or loan or pledge the common stock to broker-dealers that in turn may sell them. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In addition, the selling stockholder may from time to time sell common stock in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. The selling stockholder may be required by the securities laws of certain states to offer and sell the common stock only through registered or licensed brokers or dealers.

As of the date of this prospectus, neither we nor any selling stockholder has engaged any underwriter, broker, dealer or agent in connection with the distribution of common stock pursuant to this prospectus by the selling stockholder. The aggregate net proceeds to the selling stockholder from the sale of their common stock offered hereby will be the sale price of those shares, less applicable commissions, if any, and other expenses of issuance and distribution not borne by us.

We will pay the costs and expenses related to the registration and offering of the common stock offered hereby. We will not pay any underwriting fees, discounts and selling commissions (and similar fees or arrangements associated therewith) and transfer taxes allocable to each selling stockholder’s sale of its respective common stock; these expenses will be paid by the selling stockholder.

In offering the common stock covered by this prospectus, the selling stockholder and any broker-dealers who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. If the selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Under the securities laws of some states, if applicable, the shares of common stock registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholder is subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities for the common stock.

The selling stockholder may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the common stock against certain liabilities, including liabilities arising under the Securities Act. Pursuant to the Stockholders Agreement, we have agreed to indemnify the selling stockholder against certain liabilities to which they may become subject in connection with the sale of the common stock owned by the selling stockholder and registered under this prospectus, including liabilities arising under the Securities Act. We may indemnify underwriters, brokers, dealers and agents against specific liabilities to which they may become subject in connection with the sale of the common stock owned by the selling stockholder and registered under this prospectus, including liabilities under the Securities Act.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the selling stockholder of up to an aggregate of 60,230,036 shares of common stock owned by the selling stockholder (including 2,570,000 shares currently held in escrow), all of which were issued by us to Sinclair in exchange for Sinclair’s contribution of all equity interests of the Target Company to HF Sinclair, pursuant to the terms of the Business Combination Agreement. See the section of this prospectus captioned “The Company—The HFC Transactions” for a description of the HFC Transactions and related Stockholders Agreement. The selling stockholder is the direct recipient of the share consideration issued at the closing of the HFC Transactions (other than the escrowed shares).

We have prepared the following table based on information given to us by, or on behalf of, the selling stockholder on or before the date hereof with respect to the beneficial ownership of the shares of common stock held by the selling stockholder as of the close of business of March 14, 2022. We have not independently verified this information. Because the selling stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of common stock covered by this prospectus, we cannot determine the number of such shares of common stock that will be sold, transferred or otherwise disposed of by the selling stockholder, or the amount or percentage of shares of common stock that will be held by the selling stockholder upon termination of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of any selling stockholder and the number of shares of common stock registered on its behalf. For purposes of the table below, we assume that the selling stockholder will sell all of its shares of common stock covered by this prospectus.

To our knowledge, except as may be disclosed in this prospectus or in a prospectus supplement, the selling stockholder does not have and within the past three years has not had, any position, office or other material relationship with us or any of our affiliates, except (a) the selling stockholder beneficially owns an aggregate of 26.98% of our common stock, and (b) pursuant to the Stockholders Agreement, the selling stockholder, together with certain of its affiliates and transferees, has the right to appoint two individuals to serve on the Board of Directors of HF Sinclair, among other agreements. Messrs. Ross B. Matthews and Norman J. Szydlowski currently serve as the Sinclair Parties’ appointees on our Board of Directors. To our knowledge, except as may be disclosed in a prospectus supplement, the selling stockholder is not a broker-dealer.

The percentage of shares of common stock owned by the selling stockholder, both before and after the offering, is based on 223,231,546 shares of common stock outstanding as of March 14, 2022. Information with respect to shares of common stock beneficially owned after the offering assumes the sale of all the shares of common stock offered and no other purchases or sales of the shares of common stock.

Selling Stockholder(1)	Number and Percentage of Outstanding Shares of Common Stock Beneficially Owned Prior to Completion of Offering		Number and Percentage of Outstanding Shares of Common Stock Beneficially Owned After the Completion of Offering
The Sinclair Companies	60,230,036	26.98%	0	0.00%

(1)

Includes 60,230,036 shares of common stock owned by Sinclair. Sinclair is the primary and direct beneficial owner of the shares indicated above, and the board of directors of Sinclair has all voting and investment power with respect to such shares (subject to the terms of the escrow described below). Among these shares, 2,570,000 shares are currently held in escrow for the purpose of securing Sinclair’s obligations under Section 6.22 of the Business Combination Agreement. During the term of the escrow, Sinclair has voting power but lacks investment power over the escrowed shares until any such shares are released from the escrow. As a result of her relationship with Sinclair, Carol Orme Holding may be deemed to beneficially own the 60,230,036 shares under applicable securities law and Commission guidance. Mrs. Holding, however, does not intend ever to own such shares directly for investment purposes in the future and expressly disclaims such beneficial ownership to the maximum extent permitted by law. The mailing address of Sinclair is 550 East South Temple, Salt Lake City, Utah 84102.

No offer or sale may occur unless the registration statement that includes this prospectus has become effective and remains effective at the time any selling stockholder offers or sells common stock. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the Commission incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the common stock will be passed upon by Vinson & Elkins L.L.P., Dallas, Texas, as our legal counsel. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements of HollyFrontier Corporation, appearing in HollyFrontier Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of HollyFrontier Corporation’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The combined consolidated financial statements of Hippo Holding, LLC and subsidiaries and Sinclair Transportation Company and subsidiaries as of December 31, 2021 and 2020, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2021 and 2020 combined consolidated financial statements refers to the basis of presentation used in preparing the combined consolidated financial statements.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the common stock registered hereby. With the exception of the Commission registration fee, the amounts set forth below are estimates:

Securities and Exchange Commission registration fee		$195,583.86
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Listing fees		*
Miscellaneous		*

Total	$	*

*	Estimated expenses not currently known.

Item 15.	Indemnification of Directors and Officers

HF Sinclair is incorporated under the laws of the State of Delaware.

Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

In a suit brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney’s fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceedings, as well as to expenses (including attorneys’ fees).

The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

HF Sinclair’s amended and restated certificate of incorporation and amended and restated by-laws provide that HF Sinclair must indemnify each director and officer who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was one of HF Sinclair’s directors or officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL (“Section 102(b)”) authorizes corporations to limit or to eliminate the personal liability of directors to corporations or their stockholders for monetary damages for breach of directors’ fiduciary duty of care. Although Section 102(b) does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. HF Sinclair’s amended and restated certificate of incorporation limits the liability of its directors to it or its stockholders to the fullest extent permitted by Section 102(b). Specifically, HF Sinclair’s directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to HF Sinclair or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In the view of the Commission, the limitation of monetary liability pursuant to state law does not apply to liabilities under the federal securities laws.

We have entered into indemnification agreements with each of our current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our amended and restated by-laws and to provide additional procedural protections.

We have an insurance policy in place that covers our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

We may enter into one or more underwriting agreements which provide that the underwriters will be obligated, under some circumstances, to indemnify our directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit

1.1**	Form of Underwriting Agreement.

2.1†	Business Combination Agreement, dated as of August 2, 2021, by and among HollyFrontier Corporation, HF Sinclair Corporation (formerly known as Hippo Parent Corporation), Hippo Merger Sub, Inc., The Sinclair Companies, and Hippo Holding LLC (incorporated by reference to Exhibit 2.1 of HollyFrontier Corporation’s Current Report on Form 8-K filed August 3, 2021, File No. 001-03876).

4.1	Amended and Restated Certificate of Incorporation of HF Sinclair Corporation (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K12B filed March 14, 2022, File No. 001-41235).

4.2	Amended and Restated Bylaws of HF Sinclair Corporation (incorporated by reference to Exhibit 3.2 of Registrant’s Current Report on Form 8-K12B filed March 14, 2022, File No. 001-41235).

4.3	Stockholders Agreement, entered into as of August 2, 2021, by and among HF Sinclair Corporation (formerly known as Hippo Parent Corporation), The Sinclair Companies, and the other stockholders set forth on Schedule I thereto, as may be amended from time to time (incorporated by reference to Exhibit 10.1 of HollyFrontier Corporation’s Current Report on Form 8-K filed August 3, 2021, File No. 001-03876).

5.1*	Opinion of Vinson & Elkins L.L.P. regarding the validity of the common stock being registered.

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of KPMG LLP

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1).

24.1*	Power of Attorney (contained on the signature pages).

107*	Filing Fee Table

*	Filed herewith.
**	To be filed either by post-effective amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in this registration statement.
†

Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulations S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Commission upon request.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 18, 2022.

HF SINCLAIR CORPORATION

By:	/s/ Michael C. Jennings
Name:	Michael C. Jennings
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael C. Jennings and Richard L. Voliva III, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for any offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on March 18, 2022.

Signature	Title

/s/ Michael C. Jennings Michael C. Jennings	Chief Executive Officer and Director

/s/ Richard L. Voliva III Richard L. Voliva III	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Indira Agarwal Indira Agarwal	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Franklin Myers Franklin Myers	Chairman of the Board

/s/ Anne-Marie N. Ainsworth Anne-Marie N. Ainsworth	Director

/s/ Anna C. Catalano Anna C. Catalano	Director

Signature	Title

/s/ Leldon E. Echols Leldon E. Echols	Director

/s/ Manuel J. Fernandez Manuel J. Fernandez	Director

/s/ Craig Knocke Craig Knocke	Director

/s/ Robert J. Kostelnik Robert J. Kostelnik	Director

/s/ James H. Lee James H. Lee	Director

/s/ Ross B. Matthews Ross B. Matthews	Director

/s/ Michael E. Rose Michael E. Rose	Director

/s/ Norman J. Szydlowski Norman J. Szydlowski	Director